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                                                                   Exhibit 10.76

                            PURCHASE OPTION AGREEMENT

                  THIS ASSIGNMENT is made as of August 27, 1998 by Crown NorthCorp, Inc., ("Crown"), on one part, and Harbert Management Corporation ("Harbert"), and MarRay Investment, LLC ("MarRay"), on the other part (the "Harbert Parties").


                                   BACKGROUND:

1. Crown and Harbert have agreed pursuant to a certain letter agreement dated July 17, 1998, for Harbert Parties to form, and contribute the U.S. dollar equivalent of approximately 115,648,804 Swedish kroner ("SK") to the capital of HMR Sweden, LLC, a Delaware limited liability company ("HMRS"), enabling HMRS to acquire an interest in Telereit Holding AB, pursuant to a certain Shareholders' Agreement referenced in the Asset Management Agreement (the formation and contribution to capital caused by Harbert Parties is hereinafter referred to as the "Harbert Investment"). Crown has agreed to contribute the U.S. dollar equivalent of approximately SK19,187,157 to the capital of HMRS.

2. In consideration of the Harbert Investment, Crown NorthCorp EURO A/S, a subsidiary of Crown ("Crown EURO"), has entered into a certain Payment of Fees Agreement ("Payment of Fees Agreement") with Harbert, made contemporaneously with this Agreement, providing for payment of certain fees to Harbert or its designee.

3. In consideration of Crown EURO's entering into the Payment of Fees Agreement, Harbert has agreed to cause the Harbert Parties to grant the option to purchase described in this Agreement.


                             STATEMENT OF AGREEMENT:


1. OPTION. Subject to conditions set forth in ss.2, the Harbert Parties hereby grant to Crown the option (the "Option") exercisable during the Exercise Period and as otherwise provided in ss.3 to purchase the entire right, title, and interest of the Harbert Parties in and to HMRS as provided in ss.4 for the purchase price as provided in ss.5 payable upon delivery of documents of transfer at a closing as provided in ss.7.

2.       CONDITIONS.  The Option may be exercised only:

(a)               For the benefit of (i) Strategic Reality Capital Corp.
                  ("SRCC") or (ii) a similar fund or vehicle (a "Similar Vehicle"), provided that SRCC or the Similar Vehicle, whichever is applicable, (A) is managed by Harbert and Crown (either directly or through respective affiliates), (B) has initially total equity of at least U.S. $75,000,000, and
                  (C)Harbert is given the opportunity to invest on terms similar to other investors in any Similar Vehicle.

(b) If the exercise is duly authorized by the Board of Directors of SRCC or the applicable Similar Vehicle, as necessary or appropriate.

         The exercise of the option shall be conclusively deemed for the benefit of a fund or vehicle if that fund or vehicle receives the right, title, and interest of the Harbert Parties in and to HMRS.



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3.       EXERCISE. The Option shall be exercised only by Crown's giving written notice of such exercise to Harbert during the period ending February 28, 1999 (the "Exercise Period"). The notice of exercise shall specify
         (i) the fund or vehicle to receive the right, title, and interest of the Harbert Parties in and to HMRS, and (ii) the closing date and time.

4. PROPERTY. The property being purchased upon exercise of the Option shall be all right, title, and interest of each and all of the Harbert Parties in and to HMRS, including all right, title, and interest in and to (i) profits or losses accruing, and distributions of cash or property occurring, from and after the date of closing, and (ii) governance, management, and operations.

5. PURCHASE PRICE. The purchase price shall be equal to that amount which as of the date of closing pursuant to ss.7 would yield to the Harbert Parties an rate of return at the rate of 25% percent per annum on their Total Investment. For purposes hereof, the "Total Investment" of the Harbert Parties means the sum of (i) all capital contributions made by the Harbert Parties to HMRS, (ii) the original principal amount of SK8,000,000 as evidenced by that certain Convertible Secured Promissory Note dated August 27, 1998, payable by Crown to MarRay, (iii) all payments by MarRay pursuant to that certain Risk Participation Agreement dated August 27, 1998, between MarRay and Bankers Trust and that certain Risk Participation Agreement dated August 27, 1998, between MarRay and Deutsche Bank AG, London Branch (collectively, the "Risk Participation Agreements"), (iv) all draws made under those certain Letters of Credit issued by Bank of America for the account of MarRay and in favor of Bankers Trust and Deutsche Bank AG, London Branch, in respect of MarRay's obligations under the Risk Participation Agreements (the "B of A Letters of Credit"); provided, however, the Total Investment shall be reduced by any payments or repayments to the Harbert Parties for the credit of Crown with respect to the items set forth in clauses (i) through (iv). The calculation of the rate of return for purpose of this Agreement shall measure the cash on cash return on the Total Investment on a calendar monthly basis treating all contributions and payments made during any calendar month through and including the date of closing pursuant to ss.7 as if made on the last day of that calendar month.

6. ASSUMPTION AND SUBSTITUTION. As a condition to the obligation of the Harbert Parties to convey their interests in HMRS at the closing pursuant to ss.7, the fund or vehicle shall (i) assume the obligations of MarRay under the Risk Participation Agreements and obtain from Bankers Trust and Deutsche Bank AG, London Branch, a release of MarRay from such obligations, and (ii) provide a letter or letters of credit in substitution of the B of A Letters of Credit, which shall be canceled and returned to Bank of America at the closing.

7. CLOSING. The closing of the purchase upon exercise of the Option pursuant to this Agreement shall be the date and time specified in the notice of exercise given pursuant to ss.3, or such other date or time as Harbert may agree on behalf of the Harbert Parties with Crown, provided that such date occurs on or before the expiration of the Exercise Period. At the closing, documentation satisfactory to Crown evidencing the transfer of the property being purchased shall be delivered to the order of Crown subject to the conditions of ss.2 and ss.6, and the purchase price shall be paid in U.S. dollars, based upon the exchange rate for Swedish krona as listed in the currency traded exchange rates report of The Wall Street Journal (Midwest Edition) published for the day prior to the date of the notice of exercise (or if no edition is published for such day, the most recent day prior to the date of such notice for which an edition was published).



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8.       PAYMENT OF FEES AGREEMENT. Simultaneously with closing pursuant to this
         Agreement, all obligations of Crown under the Payment of Fees Agreement shall terminate; provided, however, that at the closing Crown shall pay to Harbert or its designee all accrued but unpaid fees.

9. TERM. The term of this Agreement shall end upon expiration of the Exercise Period pursuant to ss.3.

10.      MISCELLANEOUS.

         (a) AMENDMENT/WAIVER. No amendment or waiver of any provision of this Agreement shall be effective against any party hereto unless in writing signed by that party.

         (b) HEADINGS. The captions or headings in this Agreement are not part of the context of this Agreement, are only labels to assist in the locating and reading of portions of this Agreement, and in no way define, limit or describe the scope or intent of any of the provisions of this Agreement.

         (c) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same document.

         (d) SEVERABILITY. If any provision of this Agreement is or becomes invalid, illegal, or unenforceable in any jurisdiction for any reason, such invalidity, illegality, or unenforceability shall not affect the remainder of this Agreement, and the remainder of this Agreement shall be construed and enforced as if such invalid, illegal, or unenforceable portion were not contained herein.

         (e) NOTICE. Any notice to be given to a party hereunder shall be given by United States certified mail or by personal delivery, with return receipt by the addressee requested, and addressed to such party at the address designated below or at any other address most recently designated by that party for this purpose:

                  (1)      To Crown:
                           Crown NorthCorp, Inc.
                           1251 Dublin Road
                           Columbus, Ohio 43215
                           Attention:  Stephen W. Brown, Esq.

                  (2)      To the Harbert Parties:
                           Harbert Management Corporation
                           One Riverchase Parkway South
                           Birmingham, Alabama  35244
                           Attention:  Michael D. Luce


                  Any notice shall be deemed given upon the date of receipt stated in the returned receipt or, if the address most recently specified by the addressee as provided above is not a valid address, the date of a returned receipt or other certification of the United States post office for such address certifying that the same is not a valid mailing address and that no forwarding address is known to such post office.



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         (f)      SUCCESSORS. This Agreement shall inure to the benefit of, and be binding upon, each party and that party's respective successors and assigns.

         (g) COMPLETE AGREEMENT. This Agreement contains the entire agreement between the parties and supersedes any prior understanding or agreements between them respecting any matter covered by this Agreement.

         (h) GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Ohio, United States of America.



Crown NorthCorp, Inc.                        Harbert Management Corporation


By:    /s/  Stephen W. Brown                 By:    /s/  Michael D. Luce
    ------------------------------------        --------------------------------
Its:   Secretary                             Its:   EVP and CFO
    ------------------------------------        --------------------------------



                                             MarRay Investment, LLC
                                             By Harbert Management Corporation,
                                                   its Manager


                                             By:  /s/ Michael D. Luce
                                                --------------------------------
                                             Its:  EVP and CFO
                                                --------------------------------




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